P09000004971

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

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(((H13000073060 3)))

H130000730603ABCU

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FILED
13 APR -1 AM 10:14
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : VCORP SERVICES, LLC
Account Number : I20080000067
Phone : (845)425-0077
Fax Number : (845)818-3588

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: ____________________

COR AMND/RESTATE/CORRECT OR O/D RESIGN
RESOURCE EXCHANGE OF AMERICA CORP.

Certificate of Status	0
Certified Copy	0
Page Count	05
Estimated Charge	$35.00

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April 1, 2013

FLORIDA DEPARTMENT OF STATE
Division of Corporations

RESOURCE EXCHANGE OF AMERICA CORP.
273 WALT WHITMAN ROAD
SUITE 306
HUNTINGTON STATION, NY 11746

SUBJECT: RESOURCE EXCHANGE OF AMERICA CORP.
REF: P09000004971

We received your electronically transmitted document. However, the document has not been filed. Please make the following corrections and refax the complete document, including the electronic filing cover sheet.

The document submitted does not meet legibility requirements for electronic filing. Please do not attempt to refax this document until the quality has been improved.

Please return your document, along with a copy of this letter, within 60 days or your filing will be considered abandoned.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Carol Mustain
Regulatory Specialist II

FAX Aud. #: H13000073060
Letter Number: 213A00007617

RECEIVED
13 APR -1 AM 9:28

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Resource Exchange of America Corp.

DOCUMENT NUMBER: P09000004971

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Gracie Zhou
Name of Contact Person

Ofsink, LLC
Firm/ Company

900 Third Avenue, 5th Floor
Address

New York, NY 10022
City/ State and Zip Code

gzhou@golawintl.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Gracie Zhou at (646) 6277326
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED
13 APR -1 AM 10: 14
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

Resource Exchange of America Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Allerayde SAB, Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: *(Principal office address MUST BE A STREET ADDRESS)*

1 Meadow Road
New Balderton, Newark
Nottinghamshire, UK NG243BP

C. Enter new mailing address, if applicable: *(Mailing address MAY BE A POST OFFICE BOX)*

1 Meadow Road
New Balderton, Newark
Nottinghamshire, UK NG243BP

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	DCEO	Mark Dresner	273 Walt Whitman Road
___ Add			Suite 306
X Remove			Huntington Station, NY 11746
2) ___ Change	PCEO	Michael J. Rhodes	1 Meadow Road
X Add			New Balderton, Newark
___ Remove			Nottinghamshire, UK NG243BP
3) ___ Change			
___ Add			
___ Remove			
4) ___ Change			
___ Add			
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Article I shall be replaced in entirety as follows:

"ARTICLE I

CORPORATE NAME

The name of the corporation shall be: Allerayde SAB, Inc.

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: March 26, 2013

Effective date if applicable: April 30, 2013

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 3/29/2013

Signature M. Rhodes

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael J. Rhodes
(Typed or printed name of person signing)

President, CEO
(Title of person signing)